                                                                  EXHIBIT 10.22

                     AGREEMENT TO PURCHASE AND REDEEM STOCK
                     --------------------------------------

     This Agreement to Purchase and Redeem Stock (the "Agreement") is made and entered into on August 26, 1997, by and among ARGOSY INTERNATIONAL, INC. an Illinois corporation, ("Purchaser"), STEVEN H. SANTINI ("Seller") and ASSOCIATION FOR ADVANCED TRAINING IN THE BEHAVIORAL SCIENCES, a California corporation ("AATBS"), with respect to the following facts:

     A. AATBS is engaged in the business (the "Business") of creating, producing and delivering instructional courses, materials and products designed to assist individuals in preparing for and passing a variety of professional and other practice examinations administered nationally, regionally, or by individual states or local jurisdictions.

     B. In addition to the Business, AATBS has commenced and owns and operates a separate and distinct business that will create, produce and deliver instructional courses, materials and products designed to enhance the knowledge and education of individuals who have already obtained a professional license or passed a professional examination in the fields in which the Business specializes (the "Continuing Education Division"). The Continuing Education Division operates under and uses the name "Association For Continuing Education."

     C. AATBS currently delivers its products to its customers in the form of classroom instruction, printed materials, audio cassettes, computer media, or some combination thereof.

     D. Seller is the sole shareholder of AATBS, owning One Hundred (100) shares of AATBS's issued and outstanding common stock (the "Shares").

     E.    AATBS is an S corporation as of the date of this Agreement.

     F. Purchaser desires to acquire AATBS and all the operating assets necessary to conduct the Business. Seller desires to retain the Continuing Education Division and certain assets specifically identified herein currently owned by AATBS.

     G. Subject to the terms and conditions contained herein, and subject to the completion of Purchaser's due diligence, Seller wishes to obtain the Continuing Education Division and the other retained assets by selling a portion of his Shares to AATBS in exchange for such assets, and Purchaser wishes to acquire the Business and all the operating assets necessary to conduct the Business by purchasing the remaining Shares from Seller.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.    Redemption.  Seller hereby agrees to sell Thirteen (13) of the Shares
           ----------
(the "Redeemed Shares") to AATBS, and AATBS hereby agrees to purchase the Redeemed Shares from Seller. As consideration for the Redeemed Shares, AATBS shall assign and transfer to Seller the Excluded Assets (defined in Section 5 below), subject to the Excluded Liabilities, which shall be assumed by Seller (defined in Section 6 below), on an as is, where is basis with no representations or warranties whatsoever. The sale and purchase of the Redeemed Shares hereunder shall be pursuant and subject to all the terms and conditions of this Agreement.

     2.    Sale and Purchase.  Seller hereby agrees to sell Eighty-Seven (87) of
           -----------------
the Shares (the "Purchased Shares") to Purchaser, and Purchaser hereby agrees to purchase the Purchased Shares from Seller, for the purchase price set forth in
Section 7 below, on the payment terms set forth in Section 8 below, pursuant and subject to all the terms and conditions of this Agreement.

     3.    Date of Redemption and Sale.  The sale and purchase of the Redeemed
           ---------------------------
Shares as set forth in Section 1 above, and the sale and purchase of the Purchased Shares as set forth in Section 2 above, shall occur simultaneously and shall take place and shall be effective after the close of business on August 26, 1997, or on such other date as may be determined by unanimous agreement of the parties. The day after such date shall be referred to as the "Closing Date."

     4.    Included Assets.  The parties acknowledge and agree that Purchaser is
           ---------------
purchasing the Purchased Shares from Seller hereunder in order to acquire the Business. In furtherance thereof, Seller represents and warrants that, on the Closing Date, AATBS shall own and operate the Business, and AATBS shall own all properties and assets used in and necessary to conduct the Business as a going concern in the normal course in its present form, whether or not specifically listed herein and whether or not reflected on AATBS's balance sheet. These assets and properties shall include, but shall not be limited to:

           4.1. Exclusive right and title to the name and service mark "Association For Advanced Training in the Behavioral Sciences."

           4.2. All copyrights, any pending applications for copyrights, and copyrighted materials published under the name "Association For Advanced Training in the Behavioral Sciences."

           4.3. All non-copyrighted materials which have been prepared by or on behalf of AATBS, or have been or may be utilized in the conduct of the Business (such as advertising text, brochures, flyers, etc.).

           4.4. All equipment, inventory, patents and patent applications, trademarks, trade names, assumed names, and other intellectual property.

           4.5. All books, records, ledgers, moveable leasehold improvements, transferable licenses and. permits, supplies, contract rights, leasehold interests and the like.

           4.6. All research materials prepared for or on behalf of, or in the possession of AATBS, including without limitation materials which may be necessary to maintain, upgrade and improve the products of the Business.

           4.7. All products produced for or on behalf of AATBS, and all products currently under development.

           4.8. Employment agreements with current employees of the Business, and/or contracts with professional consultants, including without limitation agreements or contracts to maintain, update or deliver the Business's products to its customers, except as are specifically excluded on Schedule 5 hereto.
                                                         ----------

           4.9.   All physical inventories.

           4.10. All printing, binding, and pre-press equipment and other manufacturing machinery (excluding the specifically identified commercial printing equipment described in Schedule 5 attached) used in the preparation and
                                ----------
manufacture of the Business's products.

           4.11. All office furniture, supplies, computer equipment, and such other equipment as have been or may be utilized in the conduct of the Business.

           4.12. All lead, prospect, mailing lists, customer files, and similar items, both current and historic.

           4.13.  All vendor files and contracts.

           4.14. Covenants not to compete or non-competition agreements owned by the Business.

           4.15. Seller's agreement not to compete, as set forth in Section 15 herein.

           4.16. AATBS's past and current records as may exist on the Closing Date, including without limitation, those related to the operation of the Business, but excluding any records which may relate to the Excluded Assets and Excluded Liabilities.

           4.17.  AATBS's goodwill and goodwill of the Business.

           4.18.  Subject to Section 10.5 below, all accounts receivable.

           4.19. All other assets and properties of AATBS as a going business of every kind, nature and description whatsoever, tangible and intangible, real and personal, whether or not reflected in AATBS's balance sheets or other financial statements required to be furnished hereunder or on any exhibits attached to this Agreement, except as specifically excluded herein.

     5.    Excluded Assets.  Notwithstanding anything to the contrary in this
           ---------------
Agreement, the assets, properties, interests and/or rights of AATBS specifically identified

[PAGE 4 OF ORIGINAL DOCUMENT MISSING (SOME TEXT BETWEEN SECTIONS 5. AND 7. MISSING)]

     7.    Purchase Price.  Subject to Section 10 below, the purchase price (the
           --------------
"Purchase Price") for the Purchased Shares shall be the amount of One Million Seven Hundred Fifty Thousand Four Hundred Eighty-Four and 23/100 Dollars ($1,750,484.23).

     8.    Terms of Purchase.  The Purchase Price shall be paid as follows:
           -----------------

           8.1.   Down Payment.  The amount of One Hundred Thousand and 00/100
                  ------------
Dollars ($100,000.00) shall be paid by Purchaser to Seller in immediately available funds on the Closing Date.

           8.2.   Promissory Note.  The remainder of the Purchase Price shall be
                  ---------------
evidenced by and shall be paid pursuant to the terms of that certain promissory note (the "Note") executed by Purchaser in favor of Seller, dated as of the Closing Date in the face principal amount of One Million Six Hundred Fifty Thousand Four Hundred Eighty-Four and 23/100 Dollars ($1,650,484.23). The Note shall provide for interest from the Closing Date on unpaid principal at the rate of six and one-fourth percent (6-1/4%) per annum. The Note shall provide for the following payments of principal and interest:


                  January 1, 1998    $  400,000
                  April 1, 1998          75,000
                  July 1, 1998           75,000
                  October 1, 1998        75,000
                  January 1, 1999        75,000
                  April 1, 1999          75,000
                  July 1, 1999           75,000
                  October 1, 1999        75,000
                  January 1, 2000        75,000
                  April 1, 2000          75,000
                  July 1, 2000           75,000
                  October 1, 2000        75,000
                  January 1, 2001        75,000
                  April 1, 2001          75,000
                  July 1, 2001           75,000
                  October 1, 2001        75,000
                  January 1, 2002       375,000
                                     ----------
                                     $1,900,000

The form of the Note to be executed by Purchaser is attached hereto as Exhibit
                                                                       -------
A.

     9.    Security Agreement.  Purchaser's obligations under this Agreement and
           ------------------
under the Note shall be secured by a pledge of the assets and properties included in the Business as set forth in and pursuant to the terms and conditions of that certain Security Agreement (the "Security Agreement") dated even date herewith by and among Purchaser, Seller and AATBS. The form of the Security Agreement to be executed by the foregoing parties is attached hereto as Exhibit B.
---------

     10.   Adjustments.
           -----------

           10.1. Adjustments Generally.  Within thirty (30) days after Closing,
                 ---------------------
AATBS and Seller each shall prepare and deliver to each other an accounting showing any proposed adjustments to the items described in this Section 10. Within thirty (30) days of such delivery, AATBS and Seller shall agree upon the adjustments to be made pursuant to such accountings. In the event AATBS and Seller do not agree by the end of that period, the provisions of Section 31 of this Agreement regarding mediation and arbitration shall be implemented.

           10.2. Payment.  Except as provided in Sections 10.3, 10.4 and 10.5
                 -------
below, the amount of any adjustment shall be paid in cash by Purchaser to Seller, or by Seller to Purchaser, as the case may, within thirty (30) days after AATBS and Seller agree on the amount of the adjustment.

           10.3. Future Courses.  The adjustments shall include agreement
                 --------------
regarding the amount of (a) all prepayments received by AATBS prior to the Closing Date for or on account of courses, workshops, seminars, products or materials to be presented or provided on or after the Closing Date, and (b) the amount of all costs and expenses paid by AATBS prior to the Closing Date for or on account of such courses, workshops, seminars, products and materials. For the purpose of this Section 10.3, all workshop deposits shall be treated as payment in full for the written materials provided with such workshop, and this
Section 10.3 shall not apply to any workshop deposit received before the Closing Date if the written materials provided with such workshop are shipped before the Closing Date. Any excess of costs and expenses paid over prepayments received shall increase the amount of the last payment due under the Note by a like amount. Any excess of prepayments received over costs and expenses paid shall reduce the last payment due under the Note by a like amount.

           10.4. Employment Payments.  The adjustments shall include agreement
                 -------------------
upon the amount of the accrued vacation and sick pay with respect to all employees of AATBS as of the day before the Closing Date. Such amount shall reduce the last payment due under the Note by a like amount.

           10.5. Accounts Receivable.  Any payments on accounts receivable
                 -------------------
(including purchase or other orders received before the Closing Date for products, materials or services if the products or materials were shipped or the services were performed fully before the Closing Date, but such purchase or other orders were not paid before the Closing Date) received by AATBS within one year after the Closing Date, if retained by AATBS, shall increase the last payment due under the Note by a like amount. In applying payments received to accounts receivable generated as of varying dates, if the customer specifies the particular invoice or bill to which a payment relates, the payment will be applied to such invoice or bill. In the absence of any specification, the payments will be applied first to the invoice or bill outstanding for the longer period of time.

     11.   Title to and Possession of Excluded Assets.
           -------------------------------------------

           11.1. Transfer of Title.  Title to the Excluded Assets shall be
                 -----------------
transferred by AATBS to Seller on the day before the Closing Date, effective after the close of business on the day before the Closing Date. AATBS shall execute and deliver to Seller a bill of sale and such duly executed endorsements, assignments and other instruments (collectively, the "Transfer Documents") as are necessary to vest in Seller title to the Excluded Assets on an as is, where is basis with no representations and warranties whatsoever. The form of the bill of sale to be executed by AATBS is attached hereto as Exhibit C
                                                                       ---------
and incorporated by reference.


           11.2. "As Is" and "Where Is" Seller shall acquire the Excluded Assets
                  -----       --------
"as is" and "where is," and all representation and warranties respecting the Excluded Assets, whether express or implied, are hereby disclaimed. including any representations or warranties as to merchantability or fitness for any particular purpose.

           11.3. Release by Seller.  Seller hereby releases and fully discharges
                 -----------------
AATBS, its stockholders, agents, employees, successors and assigns, jointly and severally, from any and all obligations, benefits or claims of whatever kind which may accrue, or have accrued to him personally, or may accrue in the future in his capacity as an employee, officer and director of AATBS or any other relationship between Seller and AATBS or by reason of any matter, cause, happening or thing, occurring prior to, on, and after the Closing Date, except as specifically set forth herein. This release shall be effective as of the Closing Date and shall survive closing.

           11.4. Possession.  Seller is entitled to and shall take possession of
                 ----------
the Excluded Assets on the Closing Date at Seller's expense. All risk of loss with respect to the Excluded Assets shall be on Seller as of the Closing Date.

     12.   Premises Lease.
           --------------

           12.1. Existing Lease.  AATBS currently occupies premises (the
                 --------------
"Premises") located at 5126 Ralston Street, Ventura, California 93003, pursuant to that certain Standard Industrial/Commercial Multi-Tenant Lease--Modified Net dated November 3, 1995, together with all Addenda thereto, by and between the Gordon Family Trust ("Landlord") and AATBS and guaranteed by Seller, as amended by that certain First Amendment to the Standard Industrial/Commercial Multi-Tenant Lease--Modified Net dated on or about December 13, 1995, by and between Landlord and AATBS (collectively, the "Premises Lease").

           12.2. Assignment to Seller.  Seller and AATBS shall obtain an
                 --------------------
assignment of the Premises Lease to Seller to be effective not later than the Closing Date. Seller, AATBS and Landlord shall prepare and execute all documents necessary to effectuate such assignment.

           12.3. Sublease.  Seller and Purchaser shall enter into that certain
                 --------
Standard Sublease agreement (the "Sublease") attached hereto as Exhibit D.  The
                                                                ---------
Sublease shall provide for, among other things, Purchaser's sublease from Seller of that portion of the Premises identified on the diagram attached to the Sublease, rent not to exceed 50 cents per square foot per month, and a term beginning on the Closing Date and ending on January 31, 1999. Seller shall obtain Landlord's consent to the Sublease.

     13.   Other Agreements.  Reference is hereby made to the following
           ----------------
agreements and documents:

           13.1. Illinois UCC-1.  That certain Financing Statement on Form UCC-1
                 --------------
(the "Illinois UCC-1") by AATBS as debtor in favor of Seller as secured party, to be filed with the Illinois Secretary of State, perfecting In Illinois the pledge by AATBS to Seller of all the AATBS assets identified thereon as security for Purchaser's and AATBS's obligations under this Agreement and the Note.

           13.2. California UCC-1.  That certain Financing Statement on Form
                 ----------------
UCC-1 (the "California UCC-1) by AATBS as debtor in favor of Seller as secured party, to be filed with the California Secretary of State, perfecting in California the pledge by AATBS to Seller of all the AATBS assets identified thereon as security for Purchaser's and AATBS's obligations under this Agreement and the Note.

           13.3. Abandonment Statement.  That certain Statement of Abandonment
                 ---------------------
of Use of Fictitious Business Name (the "Abandonment Statement") to be executed by AATBS abandoning the name "Association For Continuing Education."

     14.   Bank Accounts.  The AATBS checking and other bank accounts
           -------------
specifically identified on Schedule 5.1 attached shall be assigned and
                           ------------
transferred by AATBS to Seller pursuant to Sections 1 and 11 above, effective after the close of business on the day before the Closing Date. As transferred to Seller hereunder, such accounts shall contain and include all amounts deposited into such accounts prior to the Closing Date. No deposits of AATBS funds shall be made into any such account on or after the Closing Date, and any such deposits shall be immediately returned to AATBS, except as otherwise agreed by all the parties. Seller shall specifically be permitted to write checks on or otherwise withdraw funds from such accounts on and after the Closing Date. Seller shall not be required to change the name on or identification number of any such account. Seller shall close all such accounts on the Closing Date or as soon as possible thereafter. From and after the Closing Date, neither Purchaser nor AATBS shall have any right or power to write checks on or withdraw funds from any such account. AATBS shall open one or more new accounts on or after the Closing Date for the conduct of its business.

     15.   Agreement Not to Compete.
           ------------------------

           15.1. Agreement.  In recognition of the irreparable harm which will
                 ---------
be done to the value of the Business should Seller re-engage in a business similar to the Business, and for the consideration, as herein granted, Seller hereby agrees to not engage in any business, directly or indirectly, in competition with the Business as an owner, shareholder, investor, advisor, employee, consultant or any other manner, on a full-time or part-time basis, for compensation or not, or for any other consideration, for so long as Purchaser, or any person deriving tide to the goodwill of the Business from Purchaser, or ten (10) years from the Closing Date, whichever occurs first, in each county of California as specified in Schedule 15.1(a) attached hereto and incorporated by
                           ----------------
reference, and in each county of the United States, as specified in Schedule
                                                                    --------
15.1(b) attached hereto and incorporated by reference.  The area within which
-------
Seller shall be subject to this agreement not to compete shall include any area in which AATBS has conducted its business in the United States up to the Closing Date, and any area designated by Purchaser on Schedule 15.1(c) attached hereto
                                              ----------------
and incorporated by reference as an area in which Purchaser intends to initiate AATBS's business.

           15.2 Family Members.  Seller further agrees that any person related,
                --------------
on or after the Closing Date (by blood or marriage), to Seller, or to any officer or shareholder of AATBS, including present or future spouses and children (natural, by marriage or adoption), shall likewise be bound by the agreement not to compete set forth in Section 15.1 above. Should a person described in the preceding sentence violate this Agreement, Seller agrees that it will he construed as if Seller violated the agreement not to compete.

           15.3. Exclusion of Software Development Business.  Purchaser, AATBS
                 ------------------------------------------
and Seller agree that any activities of Seller in the software development business, whether commercial or retail, excluding any test preparation software development, shall not be considered a violation of the agreement not to compete set forth in this Section 15. Any such software shall be unrelated to the Business, as the Business exists on the Closing Date.

           15.4. Exclusion of Continuing Education Business.  Purchaser, AATBS
                 ------------------------------------------
and Seller agree that Seller and/or any entity controlled by Seller shall be permitted to conduct the business conducted by the Continuing Education Division, as such business is defined herein, and such activities shall not be considered a violation of the agreement not to compete set forth in this Section
15. In connection with the Continuing Education Division, Seller and/or any entity controlled by Seller shall be permitted to use the name "Association For Continuing Education."

           15.5. Consideration.  As consideration for the agreement not to
                 -------------
compete set forth in this Section 15, Purchaser shall pay the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) to Seller in immediately available funds on the Closing Date.

           15.6. Liquidated Damages.  Purchaser and Seller acknowledge and agree
                 ------------------
that it would be impractical or extremely difficult to determine Purchaser's or its assignees' actual damages in the event of a breach by Seller of this agreement not to compete and, taking into account all the circumstances existing on the date of this Agreement, the sum of One Million and 00/100 Dollars ($1,000,000.00) is a reasonable estimate of Purchaser's actual damages in such event. Consequently, in the event of a breach by Seller of this agreement not to compete, Purchaser shall be entitled to liquidated damages in the sum of One Million and 00/100 Dollars ($1,000,000.00).

           15.7. Equitable Remedies.  Purchaser, or its assigns, shall also be
                 ------------------
entitled to seek specific performance and injunctive relief to prevent further breach by Seller of this agreement not to compete.

           15.8. Default.  In the event of a final foreclosure, a decision
                 -------
(after the expiration of any appeal period) of a court, binding arbitration or voluntary transfer permitting Seller to foreclose on, repossess or otherwise acquire the assets pledged by AATBS as collateral under the Security Agreement, the agreement not to compete set forth in Sections 15.1 and 15.2 above shall immediately thereupon become null and void and of no further force or effect.

     16.   Closing.
           -------

           16.1. Time and Place.  The closing (the "Closing") of the
                 --------------
transactions contemplated by this Agreement shall take place on the Closing Date at the offices of American Schools of

Professional Psychology, 20 South Clark Street, Chicago, Illinois, or at such other place or time as may be determined by mutual agreement of the parties but in no event later than October 1, 1997.

           16.2. Deliveries By Seller.  At the Closing, Seller shall deliver to
                 --------------------
Purchaser:

                 16.2.1. If not previous executed and delivered by Seller, this Agreement and the Security Agreement, duly executed by Seller.

                 161.2. The certificate evidencing the Shares, duly endorsed by Seller for assignment and transfer to AATBS as to Thirteen (13) shares and to Purchaser as to Eighty-Seven (87) shares, free and clear of all encumbrance, liens and claims.

                 16.2.3. The Sublease, duly executed by Seller.

                 16.2.4. All other previously undelivered documents required to be delivered by Seller to Purchaser on or prior to the Closing Date pursuant to this Agreement, and all documents reasonably deemed necessary by Purchaser's counsel to effectuate the transactions contemplated herein.

                 16.2.5. A Certificate of Good Standing for AATBS.

                 16.2.6. Seller's resignation as an officer and director of AATBS, and the resignations of such other officers and directors as specified by Purchaser, to be effective immediately after the execution of this Agreement.

           16.3. Deliveries By AATBS.
                 -------------------

                 16.3.1. If not previously executed and delivered by AATBS, this Agreement and the Security Agreement, duly executed by AATBS.

                 16.3.2. The Transfer Documents, duly executed by AATBS.

                 16.3.3. The Abandonment Statement, duly executed by AATBS.

                 16.3.4. The Illinois UCC-1, duly executed by AATBS.

                 16.3.5. The California UCC-1, duly executed by AATBS.

                 16.3.6. All other previously undelivered documents required to be delivered by AATBS on or prior to the Closing Date pursuant to this Agreement.

           16.4. Deliveries By Purchaser.
                 -----------------------

                 16.4.1. If not previously executed and delivered by Purchaser, this Agreement and the Security Agreement, duly executed by Purchaser.

                 16.4.2. The Sublease, duly executed by Purchaser.

                 l6.4.3. The Note, duly executed hy Purchaser.

                 16.4.4. The amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), (allocated as $100,000 per Section 8.1 and $50,000 per section 15.5) payable to Seller in immediately available funds.

                 16.4.5. All previously undelivered documents required to be delivered by Purchaser to Seller on or prior to the Closing Date pursuant to this Agreement.

     17.   Release of Liability For Personal Injury.  Notwithstanding anything
           ----------------------------------------
to the contrary in this Agreement, Seller shall not have any liability on or after the Closing Date for any personal injury to any employee of the Business as conducted by AATBS on or after the Closing Date resulting from the operation of any equipment or other assets owned by AATBS on the Closing Date.

     18.   Due Diligence Investigation.
           ---------------------------

           18.1. Right of Review and Access.  During the period beginning on
                 --------------------------
April 1, 1997 and ending on the day before the Closing Date, American Education Corporation, an Illinois corporation ("AEC"), Purchaser, and their authorized officers, employees, agents and representatives shall have the right to review and inspect all of AATBS's financial and other records relating to the Business. AEC and Purchaser shall have the right to inspect the Premises and interview employees of the Business with respect to matters reasonably relating to the Business and the performance of the employees in the Business. Seller and AATBS shall afford AEC and Purchaser access to the Premises for the purpose of the foregoing review and inspection on reasonable notice during regular business hours. Seller acknowledges that any such investigations shall be independent of and in addition to his representations and warranties set forth herein and that AEC and Purchaser may continue to rely upon the accuracy and completeness of such representations and warranties at the Closing of the transactions herein contemplated and thereafter.

           18.2. Nondisclosure Agreement.  AEC's and Purchaser's review and
                 -----------------------
inspection pursuant to Section 18.1 above shall be governed by and subject to that certain Nondisclosure Agreement (the "Nondisclosure Agreement") dated February 3, 1997, by and between, among others, AEC and AATBS. A copy of the Nondisclosure Agreement is attached hereto as Exhibit E and incorporated by
                                              ---------
reference.

     19.   Obligations of Seller and AATBS Before Closing Date.  During the
           ---------------------------------------------------
period beginning on the date of this Agreement and ending on the Closing Date, Seller and AATBS covenant as follows:

           19.1. Conduct of Business.  Seller and AATBS shall conduct the
                 -------------------
Business diligently and substantially in the same manner as heretofore conducted. Except as set forth on Schedule 19.1 attached hereto and
                                   -------------
incorporated by reference, Seller shall not cause AATBS to acquire, and AATBS shall not acquire, any capital assets having an aggregate value of more than Ten Thousand and 00/100 Dollars ($10,000.00) or any capital stock or equity of any corporation or other entity. Seller shall not cause AATBS to, and AATBS shall not, engage in any other material activities or transactions without the written consent of Purchaser, or substitute or exchange any assets used in the Business except in the ordinary course of business. AATBS shall diligently preserve its existing licenses, permits, franchises, rights and privileges pertinent to the Business and credit arrangements with banks and other financial institutions, shall diligently preserve intact its business organization and retain its present employees, shall diligently preserve its goodwill and relationships with suppliers, customers, vendors and others with whom it deals, and shall use its best efforts to continue to develop the Business.

           19.2. Compensation.  Except as set forth on Schedule 19.2 attached
                 ------------                          -------------
hereto and incorporated by reference, AATBS shall not grant any increases in wage or salary rates, or authorize the payment of bonuses, to its employees, officers or directors.

           19.3. Notice.  Seller and AATBS shall give Purchaser prompt written
                 ------
notice of any fact which, if existing or known on the date of this Agreement, would have been required to be set forth or disclosed in this Agreement, which does or with the passage of time will render materially inaccurate any representation, warranty, covenant or agreement of Seller or AATBS made in or pursuant to this Agreement.

     20.   Representations and Warranties of Seller and AATBS.  Seller and
           --------------------------------------------------
AATBS, jointly and severally, represent and warrant to Purchaser that, as of the Closing Date:

           20.1. Corporate Organization; Power; Good Standing.  AATBS is a
                 --------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is being conducted. AATBS has the corporate power to enter into and perform its obligations under this Agreement. Seller has the power to enter into and perform his obligations under this Agreement.

           20.2. Capitalization.
                 --------------

                 20.2.1. The authorized capital stock of the Company consists of One Thousand (1,000) shares of common stock, no par value (the "Common Stock"), and no other class of stock is authorized. On the date hereof, One Hundred
(100) shares of Common Stock are issued and outstanding and are owned beneficially and of record by Seller. Nine Hundred (900) shares of Common Stock are authorized but unissued. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Purchased Shares are free and clear of any liabilities, obligations, claims, liens or encumbrances.

                 20.2.2. On the date hereof, there are no outstanding rights, options, warrants, conversion privileges or agreements of any kind for the purchase or acquisition from, or the sale or issuance by, AATBS of any shares of its stock, no authorization therefor has been given, and no shares have been reserved by Board of Director action for issuance.

                 20.2.3. Seller has been the only stockholder of AATBS since its inception, and no other person or entity has or had at any time any right, option, warrant, conversion privilege or agreement of any other kind related to stock of AATBS.

                 20.2.4. None of AATBS's securities have at any time been offered, issued or sold in violation of any applicable federal, state or other securities law, rule or regulation.

           20.3. Authorization.  The execution, delivery and performance of this
                 -------------
Agreement by AATBS and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of AATBS and no other proceedings by AATBS are necessary to authorize and approve this Agreement and the consummation of the transactions contemplated hereby and to make this Agreement valid and binding upon and enforceable against AATBS in accordance with the terms hereof or to carry out the transactions contemplated hereby. AATBS shall deliver to Purchaser on or before the Closing Date certified copies of directors and shareholders resolutions authorizing and approving the transactions contemplated hereby.

           20.4. Execution; Delivery; Binding Effect.  This Agreement has been
                 -----------------------------------
duly executed and delivered by Seller and AATBS and constitutes the legal, valid and binding obligation of Seller and AATBS, enforceable against Seller and AATBS in accordance with its terms.

           20.5. Financial Information.  Financial information relating to the
                 ---------------------
Business, in the form of, but not limited to income statements and balance sheets for prior and current periods, notes, bank statements and representations, have been provided by AATBS previously and during Purchaser's due diligence investigation period prior to the Closing Date (collectively, the "Financial Statements"). The most recent annual balance sheet dated December 31, 1996 and the income statement for the period then ended, and the most recent interim balance sheet dated June 30, 1997 and the income statement for the period then ended (collectively, the "Recent Financial Statements") are attached hereto as Schedule 20.5. The Financial Statements are in accordance with the
          -------------
books and records of AATBS and present fairly on the cash method of accounting and in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, the financial condition and results of operations of AATBS as of the respective dates thereof and for the respective periods covered thereby. The books, records, and accounts of AATBS maintained with respect to its business are maintained on the cash method of accounting, are complete in all material respects and present fairly and accurately the transactions, assets and liabilities of AATBS with respect to its business.

           20.6. Absence of Undisclosed. Liabilities.  Except as and to the
                 -----------------------------------
extent reflected or reserved against in the Recent Financial Statements, or otherwise described in Schedule 20.6 hereto, and except for liabilities
                       -------------
occurring in the ordinary course of business subsequent to June 30, 1997, AATBS has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liabilities for federal or state taxes in respect of or measured by income or for a federal, state or local environmental law or ordinance violation.

           20.7. No Changes.  Since June 30, 1997, except as described in
                 ----------
Schedule 20.7 hereto:
-------------

                 20.7.1. there have been no changes in the assets, liabilities, financial condition, business, operations, affairs or prospects of AATBS from those reflected in the Recent

Financial Statements, except changes occurring in the ordinary course of business, which have, either in any case or in the aggregate, a Materially Adverse Effect, as defined herein;

                 20.7.2. neither the business, operations, affairs or prospects of AATBS, nor any of its properties or assets, has been materially adversely affected by any occurrence or development, whether or not insured against;

                 20.7.3. there have been no declarations or payments of any dividends or other distributions in respect of, or any direct or indirect retirement, redemption, purchase or other acquisition of, any shares of Common Stock by AATBS except for the purchase of the Redeemed Shares authorized in this Agreement; and

                 20.7.4. AATBS has not obligated itself in any way with respect to the payment of employee bonuses or increased compensation or the providing of any other compensatory arrangement, whether current or deferred, and whether payable in cash or other consideration; nor obligated itself to make further additions to its business properties or further purchases of additional equipment, except in the ordinary course of business or under existing contractual commitments the terms of which have been disclosed to the Purchaser in a schedule appended hereto; nor made any loans or other advances (other than in exchange for consideration having an equivalent value) to any of its officers, directors or shareholders, as applicable; nor incurred or canceled, any indebtedness, encumbered any of its properties or assets, or engaged in any material transaction not in the ordinary course of its business.

           20.8. No Conflicts.  The execution, delivery and performance by
                 ------------
Seller and AATBS of this Agreement and the consummation of the transactions contemplated hereby will not:

                 20.8.1. violate any provision of law, rule, regulation, order, judgment or decree of any governmental, administrative or judicial authority applicable to Seller or AATBS that would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or reasonable business prospects of the Business (referred to hereinafter as a "Material Adverse Effect");

                 20.8.2. require any consent or approval of, filing of notice to, any governmental or regulatory authority under any provision of law applicable to Seller;

                 20.8.3. violate any provision of the Articles of Incorporation or Bylaws of AATBS: or

                 20.8.4. require any consent (other than consents that have already been obtained), approval or notice under, or conflict with, or result in the breach or termination of, or constitute a default under, or result in the acceleration of the performance by AATBS under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, or other instrument to which AATBS is a party or by which it or any of its properties or assets is bound or encumbered that would have, individually or in the aggregate, a Material Adverse Effect.

           20.9. Absence of Changes Other Than In Ordinary Course.  For the past
                 ------------------------------------------------
four years, the Business has been operated only in the usual and ordinary course of business consistent with prior practice.

           20.10. Title to Assets.  AATBS has good, valid and marketable title
                  ---------------
to all of its assets and such assets are held free and clear of all material title defects, liens, encumbrances and restrictions, except liens for current taxes and assessments not yet due and payable.

           20.11. Title to and Transfer of Shares.  Seller has good, valid and
                  -------------------------------
marketable title to the Shares and the Shares are fully paid, nonassessable and validly issued. Seller holds the Shares free and clear of all title defects, liens, encumbrances and restrictions. Seller's transfers of the Shares hereunder will not violate any provision of the California securities laws or any order, agreement or other instrument by which the Seller is bound.

           20.12. Leases.  Schedule 20.12 attached hereto and incorporated by
                  ------   --------------
reference contains a list of all leases by AATBS of any real or personal property pertaining to the Business other than the Premises Lease (collectively, the "Leases") and a description of such real or personal property. Copies of all Leases have been or will be provided to Purchaser or AEC in connection with the due diligence investigation by AEC and Purchaser pursuant to Section 18 above. To the best knowledge of Seller and AATBS, all of the Leases are valid and are in full force and effect, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity. Except as set forth in Schedule 20.12 attached, there are no existing
                               --------------
defaults by AATBS under any Lease nor, to the best knowledge of Seller and AATBS, by any other party to any Lease, that would have a Material Adverse Effect.

           20.13. Intellectual Property Matters.  Schedule 20.13 attached hereto
                  -----------------------------   --------------
and incorporated by reference lists all trademarks, service marks, trade names and copyrights used in the Business. AATBS owns or, as specified on Schedule
                                                                     --------
20.13, has the right to use all trademarks, service marks, trade names and
-----
copyrights used in or necessary in operating the Business in the ordinary course of business and, to the best knowledge of Seller and AATBS, the consummation of the transactions contemplated hereby will not impair the exploitation or use of any such rights by Purchaser, Schedule 20.13 includes a copy of any license or
                              --------------
other document granting AATBS the right to use any such trademark, service mark, trade name or copyright used by it. To the best knowledge of Seller and AATBS, all trademarks, service marks, trade names and copyrights owned by AATBS, all applications or registrations thereof, all licenses and other agreements relating thereto, and all agreements relating to the use of technology, know-how or processes do not violate or infringe any patent, trademark, trade name, copyright, technology, know-how or process, or other proprietary or trade rights of any third party. To the best knowledge of Seller and AATBS, there is no material infringement by any third party of any trademark, service mark, trade name or copyright owned or licensed by the Seller or AATBS.

           20.14. Litigation.  Except as set forth on Schedule 20.14 attached
                  ----------                          --------------
hereto and incorporated by reference, there are no suits, actions, claims, proceedings or investigations, investigations pending or, to the best knowledge of Seller and AATBS, threatened, against Seller before any court, arbitrator or administrative or governmental body, United States or foreign, which, if finally determined adversely, is likely, individually or in the aggregate, to have a Material Adverse Effect.

           20.15. Condition of Assets.  All the assets owned by AATBS are in
                  -------------------
good operating condition, order and repair, ordinary wear and tear excepted and, to the best knowledge of Seller and AATBS, are operated in conformity with all applicable laws and regulations.

           20.16. Adequacy of Assets.  Other than bookkeeping, management,
                  ------------------
administrative and other services provided by AATBS and services of certified public accountants and attorneys contracted for by AATBS, the assets owned by AATBS (excluding the Excluded Assets) constitute all the assets necessary to operate the Business in the ordinary course of business from and after the Closing Date.

           20.17. Insolvency.  AATBS is not insolvent, its liabilities do not
                  ----------
exceed its assets, it is paying its debts as they come due and the transactions contemplated by this Agreement will not cause insolvency of the Business. Seller is not insolvent, his liabilities do not exceed his assets, he is paying his debts as they come due and the transactions contemplated by this Agreement will not cause him to become insolvent.

           20.18. Licenses.  AATBS and its employees have all governmental
                  --------
licenses and permits (federal, state and local) necessary for the conduct of the business as now carried on by AATBS and such licenses are in full force and effect. No violations are or have been recorded in respect of any such licenses or permits and no proceeding is pending or threatened concerning the revocation or limitation of any such license or permit.

           20.19. Compliance With Applicable Laws.  To the best knowledge of
                  -------------------------------
Seller and AATBS, AATBS has complied with all federal, state and local laws, statutes, rules, regulations, ordinances, licenses and orders presently in effect, applicable to the operation of the Business conducted by AATBS. Seller and AATBS have not taken any action, or failed to take any action, which action or failure will or would, in any way, preclude or prevent Purchaser from operating the Business after the Closing in the same general manner as theretofore operated by AATBS.

           20.20. Brokers and Finders. Neither Seller, AATBS, or any person
                  -------------------
acting on behalf of Seller or AATBS, has employed any broker, agent or finder or incurred any liability for any broker's fees, agent's commissions, finder's fees or similar payments in connection with the transactions contemplated hereby.

           20.21. Employee Benefits.
                  -----------------

                  (i) Schedule 20.21 hereto lists each Employee Benefit Plan
                      --------------
     that AATBS maintains or to which it contributes.

                      (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-ls, and Summary Plan Descriptions, as those forms and reports are established under ERISA) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as defined below) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of AATBS. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
     Section 401(a) and has received all required favorable determination letters from the Internal Revenue Service.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Seller has attached to Schedule 20.21 hereto correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that AATBS maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been the subject of any event as to which notices would be required to be filed with the PBGC (each, a "Reportable Event"). No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or, to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of AATBS threatened.

                     (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any of Seller and the directors and officers (and employees with responsibility for employee benefits matters) of AATBS threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of AATBS has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                     (C) AATBS has not incurred, and none of the Seller and the directors and officers (arid employees with responsibility for employee benefits matters) of AATBS has any reason to expect that AATBS will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) AATBS does not contribute to, never has contributed to, or never has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

               (iv) AATBS never has maintained, never has contributed to, or never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

               (v) For purposes of this Section 20, the following definitions shall apply.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Prohibited Transactions" shall mean any transaction or event treated as a
      -----------------------
prohibited transaction under or as defined in Code Section 4975 or ERISA Section 406.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor
      ----
thereto.

     "Multiemployer Plan" shall have the meaning set forth in ERISA Section
      ------------------
3(37).

           20.22. Guaranties.  AATBS is not a guarantor of and is not otherwise
                  ----------
liable for any liability or obligation (including indebtedness) of any other person or entity.

           20.23. Environment, Health, and Safety.
                  -------------------------------

                  (i) To the best knowledge of Seller and AATBS, AATBS has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against AATBS alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the best knowledge of Seller and AATBS, AATBS has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) To the best knowledge of Seller and AATBS after due diligence and investigation. AATBS has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against AATBS giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) To the best knowledge of Seller and AATBS, no predecessor or affiliate of AATBS has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against AATBS giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iv)    Except as set forth on Schedule 20.23 hereto, all
                                                 --------------
     properties and equipment used in the business of AATBS, its predecessors and affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and other hazardous substances or wastes regulated under any Environmental, Health, and Safety Laws.

                  (v) For purposes of this Agreement, the term "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the

     Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

           20.24. Certain Business Relationships with AATBS.  Seller has not
                  -----------------------------------------
been involved in any business arrangement or relationship with AATBS within the past 12 months, and Seller does not own any asset, tangible or intangible, which is used in the business of AATBS.

           20.25. Disclosure.  Neither this Agreement nor any other document,
                  ----------
certificate or statement furnished to Purchaser by or on behalf of Seller or AATBS in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; and there is no fact which materially adversely affects, or in the future may (so far as Seller can now reasonably foresee) materially adversely affect the assets, business, operations or prospects of AATBS which has not been set forth herein or in a schedule furnished to Purchaser.

     21.   Representations and Warranties of Purchaser.  Purchaser represents
           -------------------------------------------
and warrants to Seller that, as of the Closing Date:

           21.1. Corporate Organization; Power; Good Standing.  Purchaser is a
                 --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Illinois. Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified. Purchaser has the corporate power to enter into and perform its obligations under this Agreement.

           21.2. Ownership.  All of Purchaser's issued and outstanding stock is
                 ---------
owned by AEC. All of AEC's issued and outstanding stock is owned by Michael C. Markovitz, Ph.D.

           21.3. Authorization.  The execution, delivery and performance of this
                 -------------
Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Purchaser and no other corporate action on the part of Purchaser and no other corporate proceedings are necessary to authorize and approve this Agreement and the transactions contemplated hereby and to make this Agreement valid and binding upon and enforceable against Purchaser in accordance with the terms hereof or to carry out the transactions contemplated hereby. Purchaser shall deliver to Seller on or before the Closing Date certified copies of directors and shareholders resolutions authorizing and approving the transactions contemplated hereby.

          21.4.  Execution; Delivery; Binding Effect.  This Agreement has been
                 -----------------------------------
duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          21.5.  No Conflicts.  The execution, delivery and performance by
                 ------------
Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not:

                 21.5.1. violate any provision of law, rule, regulation, order, judgment or decree of any governmental, administrative or judicial authorities applicable to Purchaser;

                 21.5.2. require any consent or approval of, filing of notice to, any governmental or regulatory authority under any provision of law applicable to Purchaser;

                 21.5.3. violate any provision of the Articles of Incorporation or Bylaws of Purchaser; or

                 21.5.4. require any consent (other than consents that have been obtained), approval or notice under, or conflict with, or result in the breach or termination of, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, or other instrument to which Purchaser is a party or by which it or any of its assets are bound or encumbered.

          21.6.  Brokers and Finders.  Neither Purchaser, AEC, or any person
                 -------------------
acting on behalf of Purchaser or AEC, has employed any broker, agent or finder or incurred any liability for any broker's fees, agent's commissions, finder's fees or similar payments in connection with the transactions contemplated hereby.

          21.7.  Disclosure.  Neither this Agreement nor any other document,
                 ----------
certificate or statement furnished to Seller by or on behalf of Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     22.   Contingencies to Closing.  The Closing of the transactions
           ------------------------
contemplated by this Agreement is subject to and conditioned on the satisfaction of all the following conditions on or before the Closing Date, unless waived by the appropriate party:

          22.1.  Other Agreements and Documents.  The execution and delivery of
                 ------------------------------
this Agreement, the Security Agreement, the Note, the Illinois UCC-1 and the California UCC-1.

          22.2.  Abandonment Statement.  The execution and delivery of the
                 ---------------------
Abandonment Statement.

          22.3.  Sublease Agreement.  The execution and delivery of the
                 ------------------
Sublease Agreement.

          22.4.  Landlord Consent.  The Landlord's consent to assignment of the
                 ----------------
Premises Lease by AATBS to Seller and to the Sublease.

          22.5.  Corporate Resolutions.  The delivery by AATBS to Purchaser, and
                 ---------------------
by Purchaser to Seller, of certified copies of directors and shareholders resolutions of AATBS and Purchaser authorizing and approving the transactions contemplated hereby.

          22.6.  Deliveries At Closing.  The delivery of all the items required
                 ---------------------
to be delivered at or before the Closing.

          22.7.  No Litigation.  There shall not be any litigation or proceeding
                 -------------
to restrain or invalidate the consummation of the transactions contemplated hereby the defense of which involves either expense or lapse of time that would be materially adverse to the interests of any party.

          22.8.  Additional Conditions Precedent to Purchaser's Obligation to
                 ------------------------------------------------------------
Close.  Without limiting the foregoing, the obligations of Purchaser under this
-----
Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by Purchaser):

                 22.8.1. The representations, warranties and covenants of Seller and AATBS contained in this Agreement shall not only have been true and complete in all material respects as of the date of this Agreement and when made, but shall also be true and complete in all material respects as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof which have been disclosed in writing to Purchaser and written consent to which has been given by Purchaser.

                 22.8.2. Each of AATBS and Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by each of them at or prior to the Closing.

                 22.8.3. Purchaser shall have received a certificate executed by the Secretary of State of the State of California dated as of a recent date certifying that AATBS is a corporation in good standing under the laws of the State of California.

                 22.8.4. Since the date of execution of this Agreement, there shall have been no change resulting in a Material Adverse Effect on the financial condition, business, properties, operations or prospects of AATBS.

                 22.8.5. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to Purchaser, which shall have been furnished with such copies (certified if requested) of all such actions, proceedings, instruments, agreements and documents as it shall have reasonably requested.

                 22.8.6. Purchaser's having completed its due diligence investigation, with the results being satisfactory to Purchaser, in its sole and absolute discretion.

     23.  AATBS Pension Plan.
          ------------------

          23.1.  Plan Terminated. The parties acknowledge and agree that
                        ---------------
the AATBS Employees Pension Plan (the "Pension Plan") is, as of the date of this Agreement, in the process of being terminated. The termination will be effective as of April 30, 1997. Seller shall indemnify Purchaser and AATBS, after the Closing Date, against all liabilities or costs associated with the Pension Plan.

          23.2.  Termination Costs.  All costs and expenses of terminating the
                 -----------------
Pension Plan that are incurred prior to the Closing Date shall be paid by AATBS prior to the Closing Date, or by Seller pursuant to Section 6.2 above. All costs and expenses of terminating the Pension Plan that are incurred on or after the Closing Date shall be the sole responsibility of and shall he paid by Seller.

          23.3.  1996 and 1997 Contributions.  Seller represents and warrants
                 ---------------------------
that no contributions to the Pension Plan are required with respect to any periods beginning on or after January 1, 1996.

          23.4.  Administration of Termination.  Prior to the Closing Date, the
                 -----------------------------
termination of the Pension Plan shall be administered and supervised by AATBS and Seller. From and after the Closing Date, the termination of the Pension Plan shall be administered and supervised solely by Seller. On and after the Closing Date, AATBS shall cooperate with Seller and shall execute all documents reasonably requested by Seller with respect to termination of the Pension Plan. Except as set forth in and as necessary to carry out the preceding sentence, on and after the Closing Date, neither Purchaser nor AATBS shall have any right, power or authority to take any action or execute any documents with respect to, or be in any way involved with, the termination of the Pension Plan.

          23.5.  Termination Distributions.  Any distributions to be made under
                 -------------------------
the Pension Plan shall be the sole responsibility and liability of Seller. In the event that, for any reason whatsoever, any portion of the Pension Plan's assets revert to AATBS, or are distributed or paid to AATBS or Purchaser, on or after the Closing Date, AATBS and/or Purchaser, as the case may be, shall immediately thereupon pay such portion to Seller as additional Purchase Price unless prohibited from doing so by applicable law, in which event AATBS and/or Purchaser shall pay the funds into an escrow account or the court registry pending determination of the disposition of those funds.

     24.  1997 Tax Items and Tax Returns.
          ------------------------------

          24.1.  Agreement to Terminate Year.  Purchaser, Seller and AATBS
                 ---------------------------
hereby agree to the application of Internal Revenue Code ("IRC") Section 1377(a)(2)(A), and corresponding provisions of applicable state income tax laws, in lieu of IRC Section 1377(a)(1) and corresponding provisions of applicable state income tax laws, with respect to the allocation of AATBS's items for 1997 between Seller and Purchaser. As a consequence, IRC Section 1377(a)(1) shall be applied as if AATBS's 1997 taxable year consisted of two (2) taxable years, one ending on the day before the Closing Date, and the other ending on December 31, 1997.

          24.2.  Elections and Statements.  In furtherance of Section 24.1
                 ------------------------
above, AATBS shall attach a statement to its timely-filed 1997 federal and state income tax returns. The statement shall be signed by an authorized officer of AATBS under penalties of perjury. The statement shall comply with all the requirements of Treasury Regulation Section 1.1377-1(b)(5) and other applicable federal and state statutes, rules and regulations. Purchaser, Seller and AATBS hereby consent to AATBS making the election provided for by IRC Section 1377(a)(2)(A) and corresponding provisions of applicable state income tax laws, and to filing the statement described above.

          24.3.  Tax Returns.  AATBS and Seller shall be responsible for and
                 -----------
shall prepare all accounting and tax computations with respect to the period beginning on January 1, 1997 and ending on the day before the Closing Date and Seller shall be responsible for all fees and expenses associated therewith. AATBS and Purchaser shall be responsible for and shall prepare all accounting and tax computations with respect to the period beginning on the Closing Date and ending on December 31, 1997 and Purchaser shall be responsible for all fees and expenses associated therewith. For the purpose of this Section 24, any deductible Excluded Liabilities shall be treated as paid and deducted by AATBS on the day before the Closing Date, to the extent permitted under any applicable income tax laws. The parties shall coordinate and cooperate to eliminate any duplications, omissions or inconsistencies. The parties jointly shall prepare the federal and state tax returns for the taxable year of AATBS ending on December 31, 1997, and the elections and statements required by Section 24.2 above.

          24.4.  California Franchise Tax.  The principles set forth above in
                 ------------------------
this Section 24 shall also apply to the computation of, and responsibility and liability for, California franchise tax with respect to 1997.

     25.  Employees.
          ---------

          25.1.  Employees of Business.  Schedule 25.1(a) attached hereto and
                 ---------------------   ----------------
incorporated by reference is a true and accurate list of the employees of the Business as of July 24, 1997. Prior to the Closing Date, Seller and AATBS shall use commercially reasonable efforts to retain the employees listed on Schedule
                                                                      --------
25.1(a) attached as employees of the Business and shall not terminate any such
--------
employee except for cause.  Schedule 25.1(b) to be prepared on or immediately
                            ----------------
after the Closing Date and to be attached hereto and incorporated here by reference shall be a true and accurate list of the employees (the "Employees") of the Business as of the Closing Date.

          25.2.  Discretionary Employment by Purchaser.  In its sole judgment
                 -------------------------------------
and discretion, Purchaser and AATBS may continue, after the Closing Date, the employment of any or all of the Employees. Purchaser shall have no duty or obligation to retain any Employee as an employee of the Business after the Closing Date.

          25.3.  Nonsolicitation.  In recognition of the irreparable harm that
                 ---------------
may or will be caused to the Business, Seller agrees that neither he nor any business, partnership, corporation, joint venture or other entity with which the Seller is indirectly or indirectly involved, employed by, or a beneficial owner of or participant in, will hire or attempt to hire, or engage or attempt to engage, directly or indirectly, any Employee, or otherwise cause or encourage any Employee to leave the Business, on or after the Closing Date, except Robin Lerner, Richard Santini, Kenneth Santini, Douglas Dewar and Van Tran. The agreement set forth in this Section 25.3 shall expire ten (10) years after the Closing Date.

          25.4.  Liquidated Damages. The parties acknowledge and agree that: (a)
                 ------------------
it would be impractical or extremely difficult to determine AATBS's and Purchaser's damages in the event of a breach by Seller of Section 25.3 above; and (b) taking into account all the circumstances existing on the date of this Agreement, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per occurrence is a reasonable estimate of AATBS's and Purchaser's actual damages in such event. Consequently, in the event of a breach by Seller of Section 25.3 above, AATBS and Purchaser shall be entitled to liquidated damages in the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per occurrence. AATBS, Purchaser and their successors and permitted assigns shall also be entitled to seek specific performance and injunctive relief to prevent further breaches of Section 25.3 above by Seller.

     26.   Non-Solicitation of Other Offers.  During the period beginning April
           --------------------------------
1, 1997 and ending on the Closing Date, Seller and AATBS agree to not conduct any other sale negotiations, accept any letters of intent negotiating a sale, or conduct their affairs in a way to indicate their interest in negotiating a sale, merger, exchange or other transaction involving the Shares or the Business with or to any other potential buyer or entity. AATBS and Seller agree to promptly notify Purchaser of any unsolicited offer.

     27.   Records.  Notwithstanding anything to the contrary in this Agreement,
           -------
Seller shall be permitted to retain copies of any and all records and documents deemed reasonably necessary by Seller to prepare tax returns, financial statements, and respond to governmental authorities or other third parties so long as Seller maintains the confidentiality of all such items. Seller shall have the right of access to and the right to copy, at Seller's expense, any records copies of which are not retained by Seller, for the sole purpose of responding to inquiries, audits, examinations or litigation initiated by tax authorities, other governmental authorities or other third parties.

     28.  Indemnifications.
          ----------------

          28.1.  Indemnification By Seller.  Seller shall save, defend and
                 -------------------------
indemnify Purchaser and AATBS and Purchaser's and AATBS's officers, directors, employees, agents and representatives against, and hold Purchaser and AATBS and Purchaser's and AATBS's officers, directors, employees, agents and representatives harmless from, any and all claims, demands, damages, debts, liabilities, obligations, actions, costs and expenses (including without limitation, attorneys' fees and costs, court costs and costs of appeal), of every kind, nature and description whatsoever, absolute, fixed or contingent, relating or attributable to, which arise out of or result from:

                 28.1.1. Any failure of Seller to pay, discharge, satisfy or comply with an Excluded Liability pursuant to the terms thereof;

                 28.1.2. The Premises Lease or the lease of the Heidelberg press;

                 28.1.3.  The Pension Plan;

                 28.1.4. Any inaccuracy in, or breach of, any representation, warranty, covenant or agreement made by Seller or AATBS in this Agreement, the Exhibits hereto or any executed document or paper prepared by Seller or AATBS or delivered in connection with the transactions contemplated hereby, except agreements and actions by AATBS relating to periods beginning or occurring on or after the Closing Date;

                 28.1.5. Any failure of Seller or AATBS duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Seller to be performed or observed, except agreements or actions by AATBS relating to periods beginning or occurring on or after the Closing Date;

                 28.1.6. Any claim, litigation or other action of any nature arising out of any action or inaction of Seller or AATBS prior to the Closing Date;

                 28.1.7. Any claim of any employee of AATBS, or of any other person, arising out of or relating to the employment of such employee, any employee stock option, bonus, retirement, medical, profit sharing, pension or other similar plan of Seller or the operation or termination of such plan, to the extent relating or attributable to periods ending before the Closing Date; and

                 28.1.8. Any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against by Seller under this Agreement.

          28.2.  Indemnification By Purchaser.  Purchaser shall save, defend and
                 ----------------------------
indemnify Seller and Seller's agents and representatives against, and hold Seller and Seller's agents and representatives harmless from, any and all claims, demands, damages, debts, liabilities, obligations, actions, costs and expenses (including without limitation, attorneys' fees and costs, court costs and costs of appeal), of every kind, nature and description whatsoever, absolute, fixed or contingent, relating or attributable to, which arise out of or result from:

                 28.2.1. Any failure of Purchaser or AATBS to timely pay, discharge, satisfy or comply with any liability of Purchaser or AATBS according to such liability's terms, except for an Excluded Liability and except for liabilities attributable to Seller's asserted breach of a representation, warranty, covenant or obligation of Seller;

                 28.2.2. Any inaccuracy in, or breach of, any representation, warranty, covenant or agreement made by Purchaser in this Agreement, the Exhibits hereto or any executed document or paper prepared by Purchaser and delivered in connection with the transactions contemplated hereby;

                 28.2.3. Any failure of Purchaser to make when due any payment required under this Agreement or the Note, except with respect to any asserted offset rights, or duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of AATBS or Purchaser to be performed or observed;

                 28.2.4. Any claim, litigation or other action of any nature arising out of any action or inaction of Purchaser or Purchaser's officers, directors, employees, agents, or representatives before, on or after the Closing Date and any claim, litigation or other action of any nature arising out of any action or inaction of AATBS or AATBS's officers, directors, employees, agents, or representatives on or after the Closing Date;

                 28.2.5. Purchaser's and AATBS's operation and after the Closing Date; and

                 28.2.6. Any action, suit. proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against by Purchaser under this Agreement.

          28.3.  Claims For Indemnification.  Whenever any claim shall arise for
                 --------------------------
indemnification under this Section 28, the party or parties entitled to indemnification (individually and collectively, the "Indemnified Party") shall notify the party or parties against whom indemnification is sought (individually and collectively, the "Indemnifying Party") in writing of the claim. Such written notice shall specify all material facts known to the Indemnified Party giving rise to the indemnification right and the amount, or an estimate thereof, of the expense or liability incurred or expected to be incurred by the Indemnified Party. The right to indemnification hereunder and the amount thereof (but not an estimate of the amount thereof) as set forth in the written notice shall be deemed agreed to by the Indemnifying Party unless, within thirty
(30) days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification and/or the amount thereof.

          28.4.  Right to Defend Third-Party Claims.  If the claim for
                 ----------------------------------
indemnification involves any actual, threatened or potential claim or demand by any third party against the Indemnified Party (a "Third-Party Claim"), the Indemnifying Party may, at its option, elect to undertake full responsibility for the defense of the Third-Party Claim and may contest or settle the Third-Party Claim on such terms as the Indemnifying Party may determine in its sole discretion. If the Indemnifying Party elects to undertake full responsibility for the defense of the Third-Party Claim, the Indemnifying Party shall be responsible and liable for all costs and expenses of such defense and settlement, and shall be responsible and liable for any judgment rendered by the court in favor of the Third Party against the Indemnified Party. If the Indemnifying Party does not elect to undertake full responsibility for the defense of the Third-Party Claim, the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense of the Third-Party Claim and in any and all settlement negotiations relating thereto. The Indemnified Party and the Indemnifying Party shall cooperate with respect to the defense and negotiation of any settlement of the Third-Party Claim, and the Indemnified Party shall not settle the Third-Party Claim without the concurrence of the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of its indemnification obligations under this Section 28.

          28.5.  Cooperation.  The parties shall execute and deliver such powers
                 -----------
of attorney and other documents as may be reasonably necessary or appropriate to permit participation of counsel selected by any party in any and all relevant proceedings. Each party shall provide access to the other party or parties and their respective counsel, accountants and other representatives and advisors during regular business hours to all books, records, documents, papers, materials, personnel, agreements, contracts and any and all relevant business records as may reasonably be necessary to defend and/or settle any claims under this Section 28.

          28.6.  Duration.  The representations and warranties set forth herein
                 --------
shall survive Closing. The indemnification rights of the parties hereunder shall survive the Closing Date for a period of eleven (11) years; provided, however, that any indemnification right related to federal, state or local taxes shall survive the Closing Date for a period of one hundred twenty (120) days after the last date on which such tax claim may be asserted by the relevant taxing authority. The expiration of the indemnification rights as herein provided shall not affect claims for indemnification pending on the date of such expiration. Such pending claims shall remain valid and enforceable.

          28.7.  Payment.  Except as provided in Section 33 below regarding
                 -------
"Offset", the Indemnifying Party shall promptly pay to the Indemnified Party the amount of the indemnification required by this Section 28.

     29.  Liquid Assets to Be Available.
          -----------------------------

          29.1.  Amount Required.  As Security for Seller's representations and
                 ---------------
warranties in this Agreement, Seller covenants and agrees that he will maintain cash or liquid assets readily available in an account or accounts at Union Bank, or at any other bank or institution selected by Seller in Seller's sole discretion, in an amount not less than:

                 29.1.1.  Two Million and 00/100 Dollars ($2,000,000.00) during the period beginning on the Closing Date and ending six (6) months after the Closing Date.

                 29.1.2. One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) during the period beginning six (6) months after the Closing Date and ending twelve (12) months after the Closing Date.

                 29.1.3.  One Million and 00/100 Dollars ($1,000,000.00) during the period beginning twelve (12) months after the Closing Date and ending eighteen (18) months after the Closing Date.

                 29.1.4. Five Hundred Thousand and 00/100 Dollars ($500,000.00) during the period beginning eighteen (18) months after the Closing Date and ending twenty-four (24) months after the Closing Date.

          29.2.  Covenant.  Seller covenants to take all actions necessary to
                 --------
carry out the express intent of the parties that these funds be available to satisfy any contingent or outstanding liabilities or obligations of Seller hereunder, including without limitation, Seller's indemnification obligations.

          29.3.  Monthly Statements.  Seller shall provide to Purchaser copies
                 ------------------
of monthly statements issued by Union Bank (or other bank or institution) regarding the assets in the accounts described in Section 29.1 above.

     30.  Termination.  This Agreement shall terminate on the first to occur
          -----------
of:

          30.1. If the transactions contemplated by this Agreement are not consummated on or before October 1, 1997.

          30.2. If any condition to Closing set forth in Section 22 above is not satisfied or waived on or before the Closing Date.

          30.3.  Mutual agreement of the parties.

          30.4. If, before the Closing Date, Purchaser determines in its sole discretion, that Purchaser's and AEC's due diligence investigation pursuant to
Section 18 above is not satisfactory to Purchaser.

     31.  Pre-Litigation Mediation and Non-Binding Arbitration of Disputes.
          ----------------------------------------------------------------

          31.1.  Mediation.  Except as provided in Section 31.3 below, any
                 ---------
dispute, controversy or claim relating to this Agreement, including but not limited to the interpretation thereof, or its breach or existence, which cannot be resolved amicably by Seller and Purchaser shall first be referred to mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration or litigation. The mediation shall be conducted in Ventura County, California, or such other location as may be determined by mutual agreement of Seller and Purchaser. The mediation referral required hereunder shall occur as soon as it becomes clear that Seller and Purchaser cannot resolve the matter in dispute and the mediation shall be conducted as swiftly as is reasonably possible under the circumstances.

          31.2.  Non-Binding Arbitration.  Within ten (10) days or as soon as
                 -----------------------
reasonably feasible after mediation is completed, any unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be referred to nonbinding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall be conducted as swiftly as is reasonably possible under the circumstances. The arbitration shall be conducted before one neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules, irrespective of the amount in dispute. The arbitration shall be held in Ventura County, California, unless Seller and Purchaser mutually agree upon another place. In its award, the arbitral authority shall fix and apportion the costs of arbitration. Except as provided in Section 31.3 below, no lawsuit shall be filed prior to the entry of a written award by the arbitral authority. The award of the arbitral authority shall be non-binding upon Seller and Purchaser. However, if after forty-five (45) days from the date of the award, no party files a separate lawsuit in a court of competent jurisdiction to resolve the dispute, controversy or claim, the award will become final and non-appealable and the award may be enforced by any court having jurisdiction over the party against which the award has been rendered or where assets of the party against which the award has been rendered can be located.

          31.3.  Exceptions to Mediation/Arbitration.  Notwithstanding Sections
                 -----------------------------------
31.1 and 31.2 above: (a) Purchaser shall be permitted to seek specific performance or injunctive relief in a court of competent jurisdiction for any breach of Section 15 (regarding agreement not to compete) or Section 25.3 (dealing with Nonsolicitation) without submitting the dispute to mediation and arbitration, (b) neither Section 31.1 nor 31.2 above shall apply to Seller's exercise of his rights and remedies under the Security Agreement; and (c) Purchaser shall be free to raise any defenses or counterclaims to any action brought to enforce the Security Agreement.

     32.  Venue.  Subject to Section 31 above, the parties hereby stipulate and
          -----
agree that venue for any litigation involving this Agreement shall be in Ventura County, California. The parties hereby stipulate and consent to the jurisdiction of the Ventura County, Superior Court with respect to any such litigation. Purchaser hereby waives its right to assert diversity jurisdiction and its right to file any lawsuit in or have a lawsuit removed to federal court.

     33.  Offset.  Purchaser shall have the offset rights set forth in this
          ------
Section 33.

          33.1.  Offset Rights.  Purchaser shall have the right to offset any
                 -------------
amount owed to Purchaser or AATBS by Seller against any amount owed by Purchaser to Seller under Section 28 above or under the Note (the "Offset Rights").

          33.2.  Adjustments.  Any disputes regarding the adjustments required
                 -----------
by Section 10 above shall be resolved by the procedures set forth in Section 31 above and, if necessary, court proceedings. As set forth in Section 10 above, the amount of such adjustments, as finally determined and resolved, shall be an increase or decrease, as the case may be, to the last payment due under the Note. As so adjusted, the last payment due under the Note shall be subject to Purchaser's Offset Rights set forth in this Section 33.

          33.3.  Order of Offset.  Any asserted offset shall be taken first from
                 ---------------
any mutually agreed upon but unpaid indemnification obligations of Purchaser to Seller, and thereafter against the first payments next due under the Note.

          33.4.  Offset Notice.  Purchaser shall give Seller written notice by
                 -------------
certified or registered mail (the "Offset Notice") of Purchaser's exercise of its Offset Rights. The Offset Notice shall be given in accordance with the notice provisions herein and shall state the amount of the offset and the payment or payments against which the offset will be taken.

          33.5.  Objection Notice.  If Seller objects to all or any portion of
                 ----------------
the asserted offset, Seller shall give to Purchaser written notice by certified or registered mail (the "Objection Notice") thereof within fourteen (14) days after the Offset Notice is given. The Objection Notice shall be given in accordance with the notice provisions herein. If given, the Objection Notice shall state the portion (or all, as the case may be) of the asserted offset to which Seller objects and the reasons for such objection. If Seller fails to give the Objection Notice within the fourteen (14) day period after the Offset Notice is given, Seller shall be deemed to have agreed to the asserted offset.

          33.6.  Deposit of Disputed Amount.  If Seller timely gives the
                 --------------------------
Objection Notice to Purchaser pursuant to Section 33.5 above, Purchaser shall pay any mutually agreed upon but unpaid indemnification obligations of Purchaser to Seller, plus the first payments next due under the Note, into an escrow account pursuant to Section 34 below, until the aggregate of such payments equals the amount of the disputed offset. Any failure of Purchaser to make the payment(s) into the escrow account required by this Section 33.6 shall not preclude, or act as a condition precedent to, any claim by or defense of Purchaser in any arbitration or litigation.

          33.7.  Binding Arbitration.  Within ten (10) days or as soon as
                 -------------------
reasonably feasible after Seller gives the Objection Notice, the dispute regarding the proper amount of the offset shall be referred to arbitration. The arbitration shall be conducted before a single arbitrator pursuant to the provisions of Section 31.2 above, except that the decision of the arbitrator shall be conclusive and binding on, and non-appealable by, Purchaser and Seller.

     34.  Escrow.  The escrow (the "Escrow") required by Section 33 above shall
          ------
be governed by this Section 34.

          34.1.  Escrow Agent.  The escrowholder (the "Escrow Agent") shall be
                 ------------
Frederick P. Muller, Inc., a California professional law corporation.

          34.2.  Deposit.  Immediately after Seller gives the Objection Notice
                 -------
to Purchaser, Purchaser shall pay to the Escrow Agent any mutually agreed upon but unpaid indemnification obligations of Purchaser to Seller, plus any payment under the Note then due and payable, up to the amount in dispute. If the amount in dispute exceeds the payment(s) made pursuant to the preceding sentence, Purchaser shall pay to the Escrow Agent all subsequent mutually agreed upon indemnification obligations of Purchaser to Seller, and all subsequent payments due under the Note, at the time such payments would be required to be paid to Seller hereunder, until the aggregate of all amounts paid to the Escrow Agent equals the amount in dispute. Upon receipt, the Escrow Agent shall deposit such amount(s) in an interest-bearing account subject to the terms of this Section 34.

          34.3.  Release of Funds.  The Escrow Agent shall not pay to any person
                 ----------------
any amount held by the Escrow Agent hereunder or release any funds from this Escrow except (a) upon the joint agreement and written direction of Purchaser and Seller, or (b) as directed in writing by the arbitrator in furtherance of the arbitrator's determination with respect to the amount in dispute pursuant to
Section 33.7 above.

          34.4.  Interest On Escrowed Funds.  All interest earned during any
                 --------------------------
calendar year on amounts held in this Escrow shall be deemed to be earned by and taxable to Purchaser. In furtherance thereof, the Escrow Agent shall issue to Purchaser a Form 1099-INT with respect to such calendar year in the amount of such interest. Notwithstanding the foregoing, any such interest on amounts that are paid out of this Escrow to Seller during such year pursuant to the provisions of Section 34.3 above shall be deemed to be earned by and taxable to Seller and the Escrow Agent shall issue to Seller a Form 1099-INT in the amount of such interest. The Escrow Agent shall fairly and properly allocate interest earned on the escrowed funds between Purchaser and Seller.

          34.5.  Costs and Expenses.  All costs and expenses of the Escrow and
                 ------------------
the Escrow Agent shall be borne and paid solely by Seller.

          34.6.  Successor Escrow Agent.  In the event the Escrow Agent resigns
                 ----------------------
as escrow agent, or the Escrow Agent is, for whatever reason, unable to serve as escrow agent hereunder, Purchaser and Seller shall mutually agree on and appoint a new Escrow Agent. Such new Escrow

Agent shall succeed to any funds then held in Escrow and shall agree to be bound by the terms of this Section 34.

          34.7.  Indemnification.  Seller shall indemnify the Escrow Agent and
                 ---------------
the Escrow Agent's officers, directors and employees against, and hold the Escrow Agent and the Escrow Agent's officers, directors and employees harmless from, all costs and expenses incurred by the Escrow Agent in furtherance of its duties and obligations hereunder, except for the Escrow Agent's fraud, willful neglect or gross negligence.

     35.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY VOLUNTARILY AND
          --------------------
KNOWINGLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT.

     36.  Miscellaneous.
          -------------

          36.1.  Modification, Amendment or Waiver.  This Agreement may not be
                 ---------------------------------
amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

          36.2.  Notices.  Any notices or other communication required or
                 -------
permitted hereunder must be in writing and shall be deemed given on the date that the same shall have been cabled or telegraphed, sent by telecopier or other facsimile equipment, delivered personally via messenger or overnight carrier, or 48 hours after deposit in the United States mail, mailed by certified or registered mail, postage prepaid, return receipt requested, and duly addressed to the party to be notified:

                  Purchaser:  Argosy International, Inc.
                              Two First National Plaza
                              20 South Clark Street
                              Chicago, IL 60603
                              Attn:  Michael C. Markovitz, Chairman

                              with a copy to:

                              Roberta Colton, Esq.
                              Trenam, Kemker, et al.
                              101 E. Kennedy Boulevard
                              Suite 2700
                              Tampa, FL 33602

                  Seller:     Steven H. Santini
                  ------
           and AATBS  with         242 Lincoln Drive
           respect to              Ventura, CA 93001
           pre-Closing
           matters

                 AATBS:            Association For Advanced Training in the
           (post Closing matters)  Behavioral Sciences
                                   5126 Ralston Street
                                   Ventura, CA 93003
                                   Attn:  Michael C. Markovitz, Chairman

                                   with a copy to:

                                   Roberta Colton, Esq.
                                   Trenam, Kemker, et al.
                                   101 E. Kennedy Boulevard
                                   Suite 2700
                                   Tampa, FL 33602

Any party may change the person or address to which any notice or other communication is to be sent by giving written notice thereof in the manner provided herein.

          36.3.  Binding Effect; Assignment.  This Agreement shall be binding
                 --------------------------
upon, and shall inure to the benefit of and be enforceable by, the parties hereto, and their respective heirs, successors, assigns and legal representatives; provided, however that no assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

          36.4.  Entire Agreement.  This Agreement (together with all Exhibits,
                 ----------------
certificates, documents, agreements and instruments executed or furnished in connection herewith) contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, discussions and representations of the parties with respect to such subject matter.

          36.5.  Governing Law.  This Agreement shall be governed by, and
                 -------------
construed and enforced in accordance with, the laws of the State of Illinois.

          36.6.  Severability.  If any provision or covenant of this Agreement,
                 ------------
or any portion of any provision or covenant. shall be deemed invalid, unreasonable, arbitrary or against public policy, then such portion of such provision or covenant shall be considered divisible both as to time, geographical area and amount and a lesser period, geographical area or amount may be enforced. The parties agree that this Agreement shall be interpreted in such a manner as to give effect, as far as possible, to the intent of the parties as set forth herein. Any such invalid or unenforceable provision or covenant shall not affect the enforceability and validity of the remaining provisions and covenants hereof.

          36.7.  Attorneys' Fees.  If any legal action or other proceeding is
                 ---------------
brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          36.8.  Headings.  The headings in this Agreement are intended solely
                 --------
for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          36.9.  Counterparts.  This Agreement may be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which shall constitute the same agreement.

          36.10. Facsimile Signatures.  A signature that is transmitted by
                 --------------------
telecopier or other facsimile equipment shall be deemed an original signature.

          36.11.  Gender, Number, Etc.  As used herein, the masculine, feminine
                  --------------------
or neuter gender and the singular and plural number or tense each shall be deemed to include the others whenever the context so indicates.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date or dates set forth below.

                                   ARGOSY INTERNATIONAL, INC., an Illinois
Corporation

Date:               8/26 , 1997    By    /s/ Michael C. Markovitz
     --------------------               ----------------------------------------
                                               MICHAEL C. MARKOVITZ, Ph.D.
                                                 President and Chairman

Date:               8/26 , 1997    By        /s/ Steven H. Santini
     --------------------               ---------------------------------------
                                                  STEVEN H. SANTINI


                                   ASSOCIATION FOR ADVANCED TRAINING IN THE
                                   BEHAVIORAL SCIENCES, a California corporation

Date:               8/26 , 1997    By   /s/ Michael C. Markovitz
     --------------------              -----------------------------------------
                                            MICHAEL C. MARKOVITZ, President


Date:               8/26 , 1997    By        /s/ Steven H. Santini
     --------------------              -----------------------------------------
                                              STEVEN H. SANTINI

The undersigned executed and joins in this Agreement in its capacity as Escrow Agent pursuant to Section 34 hereof solely for purposes of that Section 34.

                                   FREDERICK P. MULLER, INC.

                                   BY:   /s/ Frederick P. Muller
                                       ---------------------------------------

                                   ITS:       President
                                       ---------------------------------------